Document Processing Fee
If document is on paper: $10.00
If document is filed electronically: $ .99
Fees are subject to change.
For electronic filing and to obtain copies of filed documents visit www.sos.state.co.us
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
Paper documents must be typed or machine printed.

20041452651 C
2 60.00
SECRETARY OF STATE
12-28-2004 15:51:50

ABOVE SPACE FOR OFFICE USE ONLY

## Statement of Reservation of Name

filed pursuant to §7-90-301, et seq. and §7-90-602 of the Colorado Revised Statutes (C.R.S)

1. The person stated as the applicant below is applying to reserve the name stated below for use as an entity name or a trade name.

2. Name of applicant (if an individual): ______ *(Last)* ______ *(First)* ______ *(Middle)* ______ *(Suffix)*

**OR** (if a business organization): Yeahronimo Media Ventures, Inc. c/o US CorpWorks Inc.

3. Mailing address of applicant: 1638 Pennsylvania Street
*(Street name and number or Post Office Box information)*

Denver *(City)* CO *(State)* 80203 *(Postal/Zip Code)*

______ *(Province – if applicable)* ______ *(Country – if not US)*

4. Name to reserve: Yeahronimo Media Ventures Inc.

5. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable selection)*:

☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

6. Name(s) and address(es) of the

individual(s) causing the document to be delivered for filing:

| | | | |
|---|---|---|---|
| Polizzi | Andy | | |
| *(Last)* | *(First)* | *(Middle)* | *(Suffix)* |

523 West 6th Street

*(Street name and number or Post Office Box information)*

Suite 741

| | | |
|---|---|---|
| Los Angeles | CA | 90014 |
| *(City)* | *(State)* | *(Postal/Zip Code)* |

| | |
|---|---|
| | |
| *(Province – if applicable)* | *(Country – if not US)* |

*(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)*

**Disclaimer:**

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.